                                 UNITED STATES
                       SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN CONSENT STATEMENT

                            SCHEDULE 14A INFORMATION

 CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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             14a-6(e)(2))

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         | | Soliciting Material Under Rule 14a-12

                               BAIRNCO CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                              BZ ACQUISITION CORP.
                             WARREN G. LICHTENSTEIN
                               HUGH F. CULVERHOUSE
                                 JOHN J. QUICKE
                                 ANTHONY BERGAMO
                                HOWARD M. LEITNER
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    (Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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      On January 12, 2007, Steel Partners II, L.P. ("Steel Partners II") filed a definitive consent statement on Schedule 14A in connection with the solicitation of written consents from the stockholders of Bairnco Corporation (the "Company")
to remove  each of the  members of the Board of  Directors  of the  Company  and replace them with five of Steel  Partners  II's director  nominees,  and to take certain  other actions as described in the  definitive  consent  statement  (the
"Consent  Solicitation").  As of  February  23,  2007,  in  connection  with and pursuant to the terms of the  Agreement  and Plan of Merger  entered into by and among Steel Partners II, BZ Acquisition Corp. and the Company, Steel Partners II
has terminated and withdrawn the Consent Solicitation.

      Item 1: On February 23, 2007,  Steel  Partners II and the Company  jointly issued the following press release:

                BAIRNCO CORPORATION ENTERS INTO DEFINITIVE MERGER
                        AGREEMENT WITH STEEL PARTNERS II

                   -------------------------------------------

LAKE MARY, FLORIDA - FEBRUARY 23, 2007 - Bairnco Corporation (NYSE: BZ) today announced that it has signed a definitive merger agreement to be acquired by
BZ Acquisition Corp., an affiliate of Steel Partners II, L.P. ("Steel
Partners II").

Under  the  terms of the  agreement,  which  has been  unanimously  approved  by
Bairnco's  Board of Directors,  BZ  Acquisition  will amend its existing  tender offer for Bairnco to acquire all of the outstanding  common shares of Bairnco at an increased price of $13.50 per share in cash. In addition, all shareholders of record on March 5, 2007 will  continue to be  entitled  to receive the  declared first quarter dividend of $0.10 per share, for total cash proceeds of $13.60 per share.  This represents a premium of 37% to the closing price of Bairnco's stock on the day prior to Steel Partners' launch of its original tender offer.

"Bairnco is a terrific  company with  substantial  momentum and a bright future, and we are  pleased  that we have been able to reach this  agreement  with Steel
Partners  II,"  said  Bairnco  Chairman  and  Chief  Executive  Officer  Luke E.
Fichthorn  III. "Our  fundamental  goal has always been to maximize  shareholder value and we believe we have accomplished that through this agreement with Steel
Partners II."

Fichthorn  continued,  "The  value  created  by  this  transaction  is  a  clear reflection of the hard work and dedication of our employees,  who have continued
to execute on our strategic plan and have consistently provided our clients with superb  service and products.  With Steel  Partners  II's  support,  Bairnco can continue to build on its strong platform and reach its full potential."

Warren G.  Lichtenstein,  managing  member of Steel  Partners II, said,  "We are pleased to have  negotiated an agreement  with Bairnco that we believe is in the best interest of all shareholders. We have been involved with Bairnco for almost ten years.  This  acquisition  is  consistent  with our desire to  increase  our
ownership  and  long-term   capital   investment  in  successful   manufacturing
operations. We look forward to consummating this transaction promptly."

Steel Partners II has agreed to withdraw its consent solicitation.

Completion of the tender offer is subject to customary conditions, including the valid tender of  sufficient  shares,  which,  when added to shares then owned by
Steel  Partners  II and its  affiliates,  constitute  more than 50% of the total number of  outstanding  shares on a fully diluted  basis.  There is no financing condition.

Following the completion of the tender offer,  subject to customary  conditions,
BZ  Acquisition  will merge with and into Bairnco,  pursuant to which each share not  tendered  into the tender offer will be  converted  automatically  into the right to receive $13.50 in cash.

The tender  offer  could  close as early as March 16,  2007.  If BZ  Acquisition acquires  sufficient shares in the tender offer that,  together with shares then owned by Steel  Partners II and its  affiliates,  represent more than 90% of the outstanding shares of the Company, the back-end merger will close promptly after the completion of the tender offer,  without  obtaining a shareholder  vote. If, following  the  completion  of the  tender  offer,  Steel  Partners  II and  its affiliates  own more than 50% of the shares of the  Company  on a fully  diluted basis but less than 90% of the outstanding  shares,  the back-end merger,  which would be subject to approval by Bairnco  stockholders  (including Steel Partners
II and its affiliates), would be expected to close in the first half of 2007.

Lazard  Freres & Co. LLC acted as financial  advisors to Bairnco and Debevoise &
Plimpton  LLP  acted  as  legal  advisors  to  Bairnco.  Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP acted as legal counsel to Steel Partners II.

Bairnco  filed a  Solicitation/Recommendation  Statement  on Schedule  14D-9 (as
amended  from  time to time,  the  "Schedule  14D-9")  with the  Securities  and
Exchange  Commission  ("SEC") on July 6, 2006,  regarding  Steel  Partners  II's unsolicited tender offer for all the outstanding shares of Stock of Bairnco (the
"Offer").    Bairnco   will   file   as   promptly   as   possible   a   revised
Solicitation/Recommendation  Statement on Schedule 14D-9 with the SEC. Bairnco's stockholders  should  read the  Schedule  14D-9  (including  any  amendments  or supplements  thereto)  because these  documents  contain  important  information relating to the Offer and the related Merger Agreement.

On June 22, 2006,  Steel Partners II filed with the SEC a Tender Offer Statement for the purchase of all  outstanding  shares of Bairnco at $12.00 per share.  On
February 2, 2007, Steel Partners II filed a first supplement to the Tender Offer
Statement  increasing  its offer to $13.35 per  share.  Steel  Partners  II will shortly  file a second  supplement  to the Tender Offer  Statement  amending its
Offer.  Bairnco's stockholders should read the Tender Offer Statement (including
any  amendments  or  supplements   thereto)   because  it  contains   additional
information  important  to the  stockholders'  interests  in the  Offer  and the related Merger Agreement.

The Schedule 14D-9,  the Tender Offer Statement and other public filings made by
Bairnco and Steel  Partners II with the SEC are available  free of charge at the
SEC's  website at  www.sec.gov.  Bairnco will provide a copy of these  materials free of charge at its website at www.bairnco.com

ADDITIONAL INFORMATION ABOUT BAIRNCO
Bairnco  Corporation  is a diversified  multinational  company that operates two distinct businesses - Arlon (Electronic Materials and Coated Materials segments)
and  Kasco  (Replacement  Products  and  Services  segment).  Arlon's  principal products  include  high  technology  materials  for the  printed  circuit  board industry,  cast and calendered vinyl film systems,  custom-engineered  laminates and special silicone rubber compounds and components. Kasco's principal products include  replacement band saw blades for cutting meat, fish, wood and metal, and on site  maintenance  primarily  in the meat and deli  departments.  Kasco  also distributes equipment to the food industry in France.

ADDITIONAL  INFORMATION  ABOUT STEEL  PARTNERS II
Steel Partners II is a private investment partnership.

CONTACTS:
Kenneth L. Bayne, Bairnco Corporation
Telephone:  (407) 875-2222, ext. 227

Kim Levy or Shannon Provost, Sard Verbinnen & Co
Telephone: (212) 687-8080

                                      # # #

      Item 2: On February 23, 2007, Steel Partners II issued the following press release:

        STEEL PARTNERS II ENTERS INTO DEFINITIVE MERGER AGREEMENT WITH
                               BAIRNCO CORPORATION

              TENDER OFFER EXTENDED UNTIL FRIDAY, MARCH 16, 2007

      NEW YORK,  NY - FEBRUARY  23,  2007 -- Steel  Partners  II,  L.P.  ("Steel
Partners II") announced today that Bairnco Corporation (NYSE:BZ;  "Bairnco") has
signed  a  definitive   merger   agreement  with  BZ  Acquisition   Corp.   ("BZ
Acquisition"), an affiliate of Steel Partners II, to acquire Bairnco.

      Under the terms of the agreement,  which has been unanimously  approved by
Bairnco's  Board of Directors,  BZ  Acquisition  will amend its existing  tender offer for Bairnco to acquire all of the outstanding  common shares of Bairnco at an increased price of $13.50 per share in cash. In addition, all shareholders of record on March 5, 2007 will  continue to be  entitled  to receive the  declared first quarter dividend of $0.10 per share, for total cash proceeds of $13.60 per share.

      In conjunction with today's announcement,  Steel Partners II has agreed to withdraw its consent  solicitation  to remove and replace the current members of
Bairnco's Board of Directors.

      Completion  of the  tender  offer  is  subject  to  customary  conditions, including the valid tender of  sufficient  shares,  which,  when added to shares then owned by Steel Partners II and its affiliates,  constitute more than 50% of the total number of  outstanding  shares on a fully diluted  basis.  There is no financing condition.

      Following  the  completion  of the  tender  offer,  subject  to  customary conditions,  BZ Acquisition will merge with and into Bairnco,  pursuant to which each share not tendered  into the tender  offer will be converted  automatically into the right to receive $13.50 in cash.

      The tender offer could close as early as March 16, 2007. If BZ Acquisition acquires  sufficient shares in the tender offer that,  together with shares then owned by Steel  Partners II and its  affiliates,  represent more than 90% of the outstanding shares of the Company, the back-end merger will close promptly after the completion of the tender offer,  without  obtaining a shareholder  vote. If, following  the  completion  of the  tender  offer,  Steel  Partners  II and  its affiliates  own more than 50% of the shares of the  Company  on a fully  diluted basis but less than 90% of the outstanding  shares,  the back-end merger,  which would be subject to approval by Bairnco  stockholders  (including Steel Partners
II and its affiliates), would be expected to close in the first half of 2007.

      Steel Partners II also announced today that it has extended its $13.50 per share cash tender offer to 5:00 P.M.,  New York City time, on Friday,  March 16,
2007.  The tender offer was previously set to expire at 5:00 P.M., New York City time, on Friday,  February 23, 2007. As of the close of business on February 22,
2007, a total of 1,610,338  shares had been tendered in and not  withdrawn  from the offer,  which  together  with the shares owned by Steel  Partners II and its subsidiaries (including BZ Acquisition),  represents  approximately 37.3% of the total shares outstanding of Bairnco.

IMPORTANT INFORMATION REGARDING THE TENDER OFFER

BZ Acquisition,  a wholly-owned subsidiary of Steel Partners II, has commenced a tender  offer to purchase  all of the  outstanding  shares of common  stock (and associated  preferred stock purchase rights) of Bairnco at $13.50 per share, net to the seller in cash,  without  interest.  The offer is currently  scheduled to expire at 5:00 P.M., New York City time, on Friday,  March 16, 2007,  unless the offer is extended.

MacKenzie  Partners,  Inc. is the Information Agent for the tender offer and any questions  or requests  for the Offer to Purchase  and  related  materials  with respect to the tender offer may be directed to MacKenzie Partners, Inc.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY
OR THE  SOLICITATION OF AN OFFER TO SELL ANY SHARES.  THE  SOLICITATION  AND THE
OFFER TO BUY  BAIRNCO'S  COMMON STOCK IS ONLY BEING MADE PURSUANT TO AN OFFER TO
PURCHASE AND RELATED  MATERIALS THAT STEEL PARTNERS II HAS FILED (AND WILL FILE)
WITH THE  SECURITIES  AND EXCHANGE  COMMISSION.  STOCKHOLDERS  SHOULD READ THESE
MATERIALS  CAREFULLY BECAUSE THEY CONTAIN IMPORTANT  INFORMATION,  INCLUDING THE
TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS MAY OBTAIN THE OFFER TO PURCHASE
AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC'S WEBSITE
AT WWW.SEC.GOV OR FROM STEEL PARTNERS II BY CONTACTING MACKENZIE PARTNERS,  INC.
TOLL-FREE  AT (800)  322-2885  OR  COLLECT  AT (212)  929-5500  OR VIA  EMAIL AT
TENDEROFFER@MACKENZIEPARTNERS.COM.

For additional information:

Media
Jason Booth and Terry Fahn
Sitrick And Company, Inc.
(310) 788-2850

Investors and Analysts
Daniel Sullivan and Bob Sandhu
Mackenzie Partners, Inc.
(212) 929-5500